SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X ]	Definitive Information Statement

JNL Series Trust
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

1 Corporate Way

Lansing, MI 48951

517/381-5500

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson”) or Jackson National Life Insurance Company of New York (“Jackson NY”) are invested in sub-accounts of separate accounts established by Jackson or Jackson NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

At a meeting held on December 10-11, 2025, the Board of Trustees (the “Board”) of the Trust voted to approve changes, effective April 27, 2026, to the JNL/William Blair International Leaders Fund’s (the “Fund”) name and investment strategy. Effective April 27, 2026, the Fund will be renamed the JNL Multi-Manager International Equity Fund (the “Multi-Manager Fund”) and three additional sub-advisers will be appointed: Causeway Capital Management LLC, Lazard Asset Management LLC, and WCM Investment Management, LLC. William Blair Investment Management, LLC is the Fund’s current sub-adviser and will continue to be a sub-adviser once the Fund becomes the Multi-Manager Fund.

Enclosed please find the Trust’s Information Statement regarding the changes to the Fund.

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed an amendment to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely,
/s/ Mark D. Nerud
Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 1, 2026

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL/William Blair International Leaders Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL/William Blair International Leaders Fund Information Statement

The Information Statement details changes to the Fund’s name and investment strategy, as well as the appointment of three additional sub-advisers: Causeway Capital Management LLC, Lazard Asset Management LLC, and WCM Investment Management, LLC. This change is effective April 27, 2026. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of March 6, 2026, will receive this Notice. This Notice will be sent to contract owners on or about April 1, 2026. The full Information Statement will be available to view and print on the Trust’s website at https://www.jackson.com/information-statements/jnl_williamblair intlleaders_infostmt.html until June 30, 2026. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL/William Blair International Leaders Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 131 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson”), a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

At a meeting held on December 10-11, 2025 (the “December 2025 Board Meeting”), the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), of the Trust voted to approve changes to the JNL/William Blair International Leaders Fund’s (the “Fund”) name and investment strategy (the “Name/Strategy Changes”), effective April 27, 2026.

On April 27, 2026, the Fund’s name will change to the JNL Multi-Manager International Equity Fund (the “Multi-Manager Fund”). The Board, including the Independent Trustees, also voted to approve the appointment of three additional Sub-Advisers to the Multi-Manager Fund, effective April 27, 2026:

•	Causeway Capital Management LLC (“Causeway”),
•	Lazard Asset Management LLC (“Lazard”), and
•	WCM Investment Management, LLC (“WCM”).

The Board also approved amendments to each of the following investment sub-advisory agreements appointing Causeway, Lazard, and WCM as Sub-Advisers to the Multi-Manager Fund, effective April 27, 2026 (each, an “Amendment,” and together, the “Amendments”):

•	Amended and Restated Sub-Advisory Agreement between JNAM and Causeway, as amended (the “Causeway Sub-Advisory Agreement”),
•	Sub-Advisory Agreement between JNAM and Lazard, as amended (“Lazard Sub-Advisory Agreement”), and
•	Amended and Restated Sub-Advisory Agreement between JNAM and WCM (“WCM Sub-Advisory Agreement.

Each of Causeway, Lazard, and WCM currently serve as a Sub-Adviser to one or more funds of the Trust pursuant to their respective Sub-Advisory Agreements. Pursuant to the Amendments, Causeway Lazard, and WCM will each to manage a portion of the Multi-Manager Fund’s assets (respectively, the “Causeway Strategy,” “Lazard Strategy,” and “WCM Strategy”).

William Blair Investment Management, LLC (“William Blair”) is the Fund’s current sub-adviser and will continue to be a Sub-Adviser to the Multi-Manager Fund.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the Amendments and the Name/Strategy Changes, effective April 27, 2026.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

Causeway, a Delaware limited liability company, is located at 11111 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025.

Lazard, a New York limited liability company, is located at 30 Rockefeller Plaza, New York, New York 10112.

WCM, a Delaware limited liability company, is located at 281 Brooks Street, Laguna Beach, California 92651.

This Information Statement is being provided to shareholders of record for the Fund as of March 6, 2026. It will be mailed on or about April 1, 2026.

II.	Changes to Fund Name and Principal Investment Strategies

Effective April 27, 2026, the name of the Fund will change as follows:

Prior Fund Name	New Fund Name
JNL/William Blair International Leaders Fund	JNL Multi-Manager International Equity Fund

The Fund’s investment objective will not change as a result of the Name/Strategy Changes.

The Fund’s principal investment strategies will change as a result of the Name/Strategy Changes. Effective April 27, 2026, the principal investment strategies for the JNL Multi-Manager International Equity Fund will be as follows:

Principal Investment Strategies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its assets (net assets plus the amount of any borrowings for investment purposes) in equity securities of companies located outside the United States.

The Fund considers a company to be located in a country if the company has been organized under the laws of, has its principal offices in, or has its securities principally traded in, the country, or if the company derives at least 50% of its revenues or net profits from, or has at least 50% of its assets or production capacities in, the country. The Fund generally will invest in securities of companies located in different regions and in at least three different countries. The Fund maintains the flexibility to invest in securities of companies from a variety of sectors, but from time to time, the Fund may have significant investments in particular sectors, including but not limited to financials, industrials, and information technology.

The Fund’s equity investments include, but is not limited to, common stock of companies located outside the United States. and depositary receipts, traded on an exchange and in over-the-counter markets. The Fund’s investments in depositary receipts may include American, European, Canadian, and Global Depositary Receipts (“ADRs,” “EDRs,” “CDRs” and “GDRs,” respectively), and other similar securities. ADRs and CDRs are receipts that represent interests in foreign securities held on deposit by U.S. and Canadian banks or trust companies, respectively. EDRs and GDRs have the same qualities as ADRs, although they may be traded in several international trading markets.

The Fund may invest in securities of companies across the capitalization spectrum.

Four unaffiliated investment managers (“Sub-Advisers”) generally provide day to day management for a portion of the Fund’s assets (each portion is sometimes referred to as a “sleeve”). Each Sub-Adviser may use different investment strategies in managing Fund assets, acts independently from the others, and uses its own methodology for selecting investments. Jackson National Asset Management, LLC (“JNAM” or “Adviser”) is responsible for identifying and retaining the Sub-Advisers for the selected strategies and for monitoring the services provided by the Sub-Advisers. JNAM provides qualitative and quantitative supervision as part of its process for selecting and monitoring the Sub-Advisers. JNAM is also responsible for selecting the Fund’s investment strategies and for determining the amount of Fund assets to allocate to each Sub-Adviser. Based on JNAM’s ongoing evaluation of the Sub-Advisers, JNAM may adjust allocations among Sub-Advisers.

JNAM also may choose to allocate the Fund’s assets to additional Sub-Advisers or to replace/remove Sub-Advisers in the future. There is no assurance that any or all of the strategies discussed in this prospectus will be used by JNAM or the Sub-Advisers.

JNAM may also manage Fund assets directly to seek to enhance returns, or to hedge and to manage the Fund’s cash and short-term instruments.

Below are the principal investment strategies for each Sub-Adviser’s strategy, but the Sub-Advisers may also implement other investment strategies in keeping with their respective strategy's objective.

Causeway Strategy

Causeway Capital Management LLC (“Causeway”) constructs the Causeway Strategy by investing primarily in equity securities of companies located outside the United States. The Causeway Strategy’s investments in equity securities include common stock, as well as preferred stock, and depositary receipts.

When investing the Causeway Strategy’s assets, Causeway’s proprietary computer model analyzes factors relating to valuation, sentiment, technical indicators, long-term growth, quality, and sustainability characteristics. The sustainability category is further subdivided into environmental (E), social (S), and governance (G) categories. Currently, the sustainability category receives a 20% weight in the model. For each stock, the weight assigned to the remaining five factors differs depending on its classification (for example, value, growth, momentum, or other classifications). The relative weights of these factors are sometimes referred to as “contextual weights.” Factors and their weights may change over time as the model is revised and updated, or if the classification of a stock changes. In addition to its quantitative research, Causeway’s fundamental research analysts review certain of the quantitative outputs to attempt to identify special issues, such as significant upcoming mergers and acquisitions or management changes, which may not be captured quantitatively.

Lazard Strategy

Lazard Asset Management LLC (“Lazard”) constructs the Lazard Strategy by investing primarily in equity securities of non-U.S. companies, including those whose principal business activities are located in emerging market countries. The Lazard Strategy invests in companies that Lazard considers to be quality growth businesses. By “quality,” Lazard means businesses that it believes can generate, and sustain, high levels of financial productivity (i.e., return on equity, return on capital and cash flow return on investment). Lazard considers, among other factors deemed appropriate and relevant to a particular company, whether the company has a competitive advantage in its industry and if Lazard believes the company can sustain its competitive advantage. Lazard also looks for “growth” businesses that it believes can grow profits and cash flows by investing back into their business at similarly high rates of financial productivity.

Lazard Strategy may invest in securities of companies across the capitalization spectrum but generally focuses on companies with a market capitalization of $3 billion or more. The Lazard Strategy principally invests in common stocks, but the Lazard Strategy’s investments in equity securities also may include preferred stocks, convertible securities, and ADRs, GDRs, and EDRs.

WCM Strategy

WCM Investment Management, LLC (“WCM”) constructs the WCM Strategy by investing primarily in equity securities of non-U.S. domiciled companies or depositary receipts of non-U.S. domiciled companies that WCM believes to be undervalued because their businesses are out of favor and/or their stocks are undervalued in comparison to their intrinsic values, their peers, or their prospects for growth. Such companies may be located in developed, emerging market or frontier market countries. Emerging market and frontier market countries are those countries with low- to middle-income economies as classified by the World Bank, or are included in any of the Morgan Stanley Capital International (MSCI) emerging markets or frontier markets indices.

The equity securities in the WCM Strategy may include common stock and depositary receipts. The WCM Strategy’s investments in depositary receipts may include ADRs, EDRs, CDRs, and GDRs. The WCM Strategy will be managed pursuant to a “focused” strategy, whereby WCM typically invests in the equity securities of a small number of issuers.

William Blair Strategy

William Blair Investment Management, LLC (“William Blair”) constructs the William Blair Strategy by investing primarily in a diversified portfolio of equity securities, including common stocks and other forms of equity investments (e.g., securities convertible into common stocks) issued by companies of all sizes domiciled outside the United States that William Blair believes have above-average growth, profitability, and quality characteristics.

William Blair seeks investment opportunities in companies at different stages of development ranging from large, well-established companies to smaller companies at earlier stages of development that are leaders in their country, industry, or globally in terms of products, services, or execution.

In choosing investments, William Blair performs fundamental company analysis and focuses on stock selection. William Blair generally seeks equity securities, including common stocks of companies that historically have had superior growth, profitability and quality relative to local markets and relative to companies within the same industry worldwide and that are expected to continue such performance. William Blair believes that such companies generally will exhibit superior business fundamentals, including leadership in their field, quality products or services, distinctive marketing and distribution, pricing flexibility and revenue from products or services consumed on a steady, recurring basis. These business characteristics should be accompanied by management that is shareholder return-oriented and that uses conservative accounting policies. Companies with above-average returns on equity, strong balance sheets, and consistent, above average earnings growth will be the primary focus. Stock selection will take into account both local and global comparisons.

The Fund may also invest in A Shares of companies based in the People’s Republic of China (“China”) that trade on the Shanghai Stock Exchange and the Shenzhen Stock Exchange through the Shanghai – Hong Kong and Shenzhen – Hong Kong Stock Connect programs (“Stock Connect”). Stock Connect is a mutual stock market access program designed to, among other things, enable foreign investments in China.

III.	Sub-Advisory Agreements with Causeway Capital Management LLC, Lazard Asset Management LLC, and WCM Investment Management, LLC

William Blair is the current Sub-Adviser to the Fund pursuant to a Sub-Advisory Agreement between JNAM and William Blair, effective April 25, 2022, which was most recently approved by the Board at a meeting held on August 27-28, 2025. At the December 2025 Board Meeting, the Board, including a majority of the Independent Trustees, voted to approve the Name/Strategy Changes for the Fund and the Amendments. The Sub-Advisory Agreement between JNAM and William Blair will be amended to reflect the Fund’s name as of April 27, 2026, and that William Blair will receive a sub-advisory fee for the portion of assets of the Multi-Manager Fund that William Blair manages.

Pursuant to the Order, shareholder approval is not required for each of the Amendments because Causeway, Lazard, and WCM are not affiliated with JNAM.

Causeway Capital Management LLC and Causeway Sub-Advisory Agreement

Causeway is a Sub-Adviser to other funds of the Trust pursuant to an Amended and Restated Sub-Advisory Agreement between JNAM and Causeway, effective August 30, 2024, which was most recently approved by the Board at a meeting held on August 27-28, 2025. At the December 2025 Board Meeting, the Board, including a majority of the Independent Trustees, voted to appoint Causeway as a Sub-Adviser for the Multi-Manager Fund and approved an Amendment to the Causeway Sub-Advisory Agreement.

The Causeway Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of the majority of the outstanding voting securities of the Fund and by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Causeway Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, on sixty days’ written notice by the Board (including the majority of the Independent Trustees), by vote of a majority of the outstanding voting securities of the Fund, the Adviser (with consent of the Board, including the majority of the Independent Trustees), or Causeway. The Causeway Sub-Advisory Agreement also terminates automatically in the event of its assignment or the assignment or termination of the Amended & Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021 (the “JNAM Investment Advisory Agreement”). The Causeway Sub-Advisory Agreement will also terminate upon written notice of a material breach of the Causeway Sub-Advisory Agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The Causeway Sub-Advisory Agreement generally provides that Causeway, its managers, officers, members, or employees will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Causeway’s duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations under the Causeway Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

Lazard Asset Management LLC and Lazard Sub-Advisory Agreement

Lazard is a Sub-Adviser to other funds of the Trust, pursuant to a Sub-Advisory Agreement between JNAM and Lazard, effective September 13, 2021, which was most recently approved by the Board at a meeting held on August 27-28, 2025. At the December 2025 Board Meeting, the Board, including a majority of the Independent Trustees, voted to appoint Lazard as a Sub-Adviser for the Multi-Manager Fund and approved an Amendment to the Lazard Sub-Advisory Agreement.

The Lazard Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Independent Trustees. The Lazard Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, on sixty days’ written notice by the Board (including the majority of the Independent Trustees), by vote of a majority of the outstanding voting securities of the Fund, or Lazard. The Lazard Sub-Advisory Agreement also terminates automatically in the event of its assignment.

The Lazard Sub-Advisory Agreement generally provides that Lazard, its officers, members, employees, or agents will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Lazard’s duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations under the Lazard Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

WCM Investment Management, LLC and WCM Sub-Advisory Agreement

WCM is a Sub-Adviser to other funds of the Trust pursuant to an Amended and Restated Sub-Advisory Agreement between JNAM and WCM, effective August 30, 2024, which was most recently approved by the Board at a meeting held on August 27-28, 2025. At the December 2025 Board Meeting, the Board, including a majority of the Independent Trustees, voted to appoint WCM as a Sub-Adviser for the Multi-Manager Fund and approved an Amendment to the WCM Sub-Advisory Agreement.

The WCM Sub-Advisory Agreement provides that it will remain in effect for its initial term, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of the majority of the outstanding voting securities of the Fund and by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The WCM Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, on sixty (60) days’ written notice by the Board (including the majority of the Independent Trustees), by vote of a majority of the outstanding voting securities of the Fund, the Adviser (with consent of the Board, including the majority of the Independent Trustees), or WCM. The WCM Sub-Advisory Agreement also terminates automatically in the event of its assignment or the assignment or termination of the JNAM Investment Advisory Agreement. The WCM Sub-Advisory Agreement will also terminate upon written notice of a material breach of the WCM Sub-Advisory Agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The WCM Sub-Advisory Agreement generally provides that WCM, its officers, members, or employees will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of WCM’s duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations under the WCM Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

The management fees to be paid by the Fund will not increase as a result of the Name/Strategy Changes. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL Multi-Manager International Equity Fund (formerly, JNL/William Blair International Leaders Fund)
Advisory Fee Rates Before And After the Strategy Changes
Net Assets	Rate
$0 to $500 million	0.525%
$500 million to $2 billion	0.500%
$2 billion to $3 billion	0.480%
$3 billion to $5 billion	0.470%
Over $5 billion	0.460%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2025. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the Name/Strategy Changes occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL/William Blair International Leaders Fund	$5,071,401	0.51%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the William Blair Sub-Advisory Agreement, William Blair is currently paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

JNL/William Blair International Leaders Fund
Sub-Advisory Rate before the Strategy Changes
Net Assets	Annual Rate
All Assets	0.27%

Under the Amendments, Causeway, Lazard, WCM, and William Blair will be paid a sub-advisory fee equal to a percentage of each Sub-Adviser’s respective Strategy of the Multi-Manager Fund’s average daily net assets based on the below schedules:

JNL Multi-Manager International Equity Fund (formerly, JNL/William Blair International Leaders Fund)
Sub-Advisory Rates after the Strategy Changes
Causeway Capital Management LLC (for the portion of the Average Daily Net Assets managed by Causeway)
Net Assets	Annual Rate
All Assets	0.20%
Lazard Asset Management LLC (for the portion of the Average Daily Net Assets managed by Lazard)
Net Assets	Annual Rate
$0 to $500 million	0.32%
$500 million to $1 billion	0.27%
Assets over $1 billion	0.25%

WCM Investment Management, LLC (for the portion of the Average Daily Net Assets managed by WCM)
Net Assets	Annual Rate
All Assets	0.250%# 0.2375%##
William Blair Investment Management, LLC (for the portion of the Average Daily Net Assets managed by William Blair)
Net Assets	Annual Rate
All Assets	0.27%

# rate if the sum of Average Daily Net Assets managed by WCM in all Funds is less than $3 billion.

## rate if the sum of Average Daily Net Assets managed by WCM in all Funds equals or exceeds $3 billion.

For the year ended December 31, 2025, JNAM paid William Blair $2,671,056 (0.27% of net assets) in sub-advisory fees for its services to the Fund. The pro forma sub-advisory fees would have been lower had the Name/Strategy Changes occurred during the applicable period.

IV.       Descriptions of Causeway Capital Management LLC, Lazard Asset Management LLC, and WCM Investment Management, LLC

Causeway Capital Management LLC

Causeway is a Delaware limited liability company located at 11111 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025.

Executive/Principal Officers and Members of Causeway located at 11111 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025:

Names	Title
Gracie V. Fermelia	Chief Operating Officer
Sarah H. Ketterer	Chief Executive Officer; Portfolio Manager
Harry W. Hartford	President; Portfolio Manager
Kurt Decko	General Counsel and Compliance Director
Daniel Pham	Chief Financial Officer
Mindy Yu	Chief Compliance Officer and Deputy General Counsel
Causeway Capital Holdings LLC	Member

Causeway is a wholly owned subsidiary of Causeway Capital Holdings LLC.

As the Sub-Adviser to the Causeway Strategy of the Multi-Manager Fund, Causeway will provide the Causeway Strategy of the Multi-Manager Fund with investment research, advice, and supervision, and manage the Causeway Strategy’s portfolio consistent with the Multi-Manager Fund’s investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Multi-Manager Fund’s Prospectus. The principal risks of investing in the Multi-Manager Fund will also be listed in the Multi-Manager Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of March 6, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of Causeway, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in Causeway or any other entity controlling, controlled by or under common control with Causeway. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which Causeway, any parent or subsidiary of Causeway, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager International Equity Fund (Causeway Strategy)

The portfolio managers responsible for management of the Causeway Strategy of the Multi-Manager Fund will be Joe Gubler, Arjun Jayaraman, MacDuff Kuhnert, Mozaffar Khan, and Ryan Myers.

Joe Gubler

Joe Gubler, CFA, is a director of Causeway and performs quantitative research.

Arjun Jayaraman

Arjun Jayaraman, PhD, CFA, is head of the quantitative research group at Causeway.

MacDuff Kuhnert

MacDuff Kuhnert, CFA, is a director of Causeway and performs quantitative research.

Mozaffar Khan

Mozaffar Khan, PhD, is a director of Causeway, the director of Sustainability Research, and performs quantitative research.

Ryan Myers

Ryan Myers is a director of Causeway and performs quantitative research.

Lazard Asset Management LLC

Lazard is a New York limited liability company located at 30 Rockefeller Plaza, New York, New York 10112. Lazard and its affiliates provide investment management services to client discretionary accounts of both individuals and institutions.

Executive/Principal Officers and Directors of Lazard located at 30 Rockefeller Plaza, New York, New York 10112:

Names	Title
Lazard, Inc.	Parent
Mark R. Anderson	General Counsel
Robert M. Massaroni	Chief Financial Officer
Tracy Farr	Director
Kyle C. Digangi	Chief Compliance Officer and Counsel
Peter R. Orszag	Director
Christoper Hogbin	Chief Executive Officer, Director
Rosalie F. Berman	Chief Operating Officer

Lazard is an indirect, wholly-owned subsidiary of Lazard, Inc., a Delaware corporation with shares that are publicly traded on the New York Stock Exchange under the symbol “LAZ.”

As the Sub-Adviser to the Lazard Strategy of the Multi-Manager Fund, Lazard will provide the Lazard Strategy of the Multi-Manager Fund with investment research, advice, and supervision, and manage the Lazard Strategy’s portfolio consistent with the Multi-Manager Fund’s investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Multi-Manager Fund’s Prospectus. The principal risks of investing in the Multi-Manager Fund will also be listed in the Multi-Manager Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of March 6, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of Lazard, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in Lazard or any other entity controlling, controlled by or under common control with Lazard. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which Lazard, any parent or subsidiary of Lazard, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager International Equity Fund (Lazard Strategy)

The portfolio managers responsible for management of the Lazard Strategy of the Multi-Manager Fund will be Louis Florentin-Lee, Barnaby Wilson, and Robert Failla.

Louis Florentin-Lee

Louis Florentin-Lee is a Managing Director and portfolio manager/analyst on various Global and International teams.

Barnaby Wilson

Barnaby Wilson, CFA, is a Managing Director and portfolio manager/analyst on various Global and International teams.

Robert Failla

Robert Failla, CFA, is a Managing Director and portfolio manager/analyst on the International Quality Growth team.

WCM Investment Management, LLC

WCM is located at 281 Brooks Street, Laguna Beach, California 92651. WCM is an independent, money management firm, founded in 1976. WCM provides investment management and sub-advisory services to public as well as various institutional and sub-advised accounts.

Executive/Principal Officers and Managers of WCM located at 281 Brooks Street, Laguna Beach, California 92651:

Names	Title
Paul R. Black	Co-Chief Executive Officer, Director/Elected Manager
Kurt R. Winrich	Chairman, Director/Elected Manager
Sloane W. Payne	Chief Operations Officer, Director/Elected Manager
Mike B. Trigg	Co-Chief Executive Officer, Director/Elected Manager
Thalia Street Partners LLC	Member
Natixis Investment Managers, LLC	Member of Registrant
Don K. Kuo	Deputy Chief Operating Officer, Secretary
David J. Joerger	Chief Compliance Officer
Victoria Kroehl	Chief Financial Officer
Sanjay Ayer	Director/Elected Manager

As the Sub-Adviser to the WCM Strategy of the Multi-Manager Fund, WCM will provide the WCM Strategy of the Multi-Manager Fund with investment research, advice, and supervision, and manage the WCM Strategy’s portfolio consistent with the Multi-Manager Fund’s investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Multi-Manager Fund’s Prospectus. The principal risks of investing in the Multi-Manager Fund will also be listed in the Multi-Manager Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of March 6, 2026, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of WCM, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in WCM or any other entity controlling, controlled by or under common control with WCM. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2025, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which WCM, any parent or subsidiary of WCM, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager International Equity Fund (WCM Strategy)

The portfolio managers responsible for management of the WCM Strategy of the Multi-Manager Fund will be Andrew Wiechert, Drew French, and Rob Quirk.

Andrew Wiechert

Andrew Wiechert is a Portfolio Manager.

Drew French

Drew French is a Portfolio Manager.

Rob Quirk

Rob Quirk, CFA, is a Portfolio Manager.

V.	Other Investment Companies Advised by Causeway Capital Management LLC, Lazard Asset Management LLC, and WCM Investment Management, LLC

Causeway Capital Management LLC

Causeway does not advise other registered investment companies having similar investment objectives and policies as those of the Multi-Manager Fund.

Lazard Asset Management LLC

The following table sets forth the size and rate of compensation for other funds advised by Lazard having similar investment objectives and policies as those of the Multi-Manager Fund.

Similar Mandate	Assets Under Advisement as of December 31, 2025 (in millions)	Rate of Compensation
JNL/Lazard International Quality Growth Fund	$393.4	0.32% on the first $500 million 0.27% on the next $500 million 0.25% thereafter
Comparable Account 1	$82.2	0.34% on the first $500 million 0.30% on the next $500 million 0.28% thereafter
Comparable Account 2	$561.6	0.75%

WCM Investment Management, LLC

The following table sets forth the size and rate of compensation for other funds advised by WCM having similar investment objectives and policies as those of the Multi-Manager Fund.

Similar Mandate	Assets Under Advisement as of December 31, 2025 (in millions)	Rate of Compensation
JNL/WCM Focused International Equity Fund	$2,200	45 bps $0-100 million 40 bps $100 – 500 million 35 bps Over $500 million
Comparable Account 1	$20,100	0.85%
Comparable Account 2	$3,400	0.45%

VI.       Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At the December 2025 Board Meeting, the Board, including a majority of the Independent Trustees, considered information relating to the Name/Strategy Changes, the appointment of Causeway, Lazard, and WCM as additional Sub-Advisers to the Fund, and the Amendments.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Amendments. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the Amendments. With respect to its approval of the Amendments, the Board noted that Amendments were with Sub-Advisers that already provides services to existing funds in the Trust. Thus, the Board also considered relevant information provided at previous Board meetings. At the conclusion of the Board’s discussions, the Board approved the Amendments whereby Causeway, Lazard, and WCM will serve as an additional Sub-Adviser to the Fund.

In reviewing the Amendments and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by Causeway, Lazard, WCM, and the Adviser for the December 2025 Board Meeting and for previous meetings, as applicable, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to Causeway, Lazard, and WCM through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the Amendments. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the Amendments, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM, Causeway, Lazard, and WCM and to consider the terms of the Amendments. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the Amendments are in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality, and Extent of Services

The Board examined the nature, quality and extent of the services provided and to be provided by Causeway, Lazard, and WCM. The Board noted JNAM’s evaluation of Causeway, Lazard, and WCM, as well as JNAM’s recommendation, based on its review of Causeway, Lazard, and WCM, in connection with its approval of the Amendments.

The Board reviewed the qualifications, backgrounds, and responsibilities of Causeway, Lazard, and WCM’s portfolio managers who would be responsible for the day-to-day management of the Causeway, Lazard, and WCM Strategies, respectively. The Board reviewed information pertaining to Causeway, Lazard, and WCM’s organizational structures, senior management, financial condition, investment operations, and other relevant information pertaining to Causeway, Lazard, and WCM. The Board considered compliance reports about Causeway, Lazard, and WCM from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent and quality of the services to be provided by Causeway, Lazard, and WCM under the Amendments.

Investment Performance

The Board reviewed the performance of Lazard’s and WCM’s proposed investment mandates with similar investment strategies as compared to the Fund, the Fund’s benchmark index, and the Fund’s peer group returns. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendments.

Costs of Services

The Board reviewed the fees to be paid by JNAM to Causeway, Lazard, and WCM. The Board noted that the Fund’s sub-advisory fees would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

The Board considered that the Fund’s advisory fee, proposed sub-advisory fees and total expense ratio are lower than their respective peer group averages. The Board further noted that in conjunction with the Sub-Adviser additions, the Fund’s advisory fee and total expense ratio are not proposed to change. The Board concluded that the fees are in the best interests of the Fund and its shareholders in light of the services provided.

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM, Causeway, Lazard, and WCM. The Board determined that profits expected to be realized by JNAM, Causeway, Lazard, and WCM were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM, Causeway, Lazard, and WCM, the Board noted that the advisory fee arrangements for the Fund and Lazard’s proposed sub-advisory fee arrangements contain breakpoints that decrease the fee rate as assets increase, while the sub-advisory fee arrangements for the Causeway Strategy and the WCM Strategy do not contain breakpoints. The Board noted that the sub-advisory fees for the Fund are paid by JNAM (not the Fund). The Board concluded that the fees in some measure share economies of scale with shareholders.

Other Benefits to Causeway, Lazard, and WCM

 In evaluating the benefits that may accrue to Causeway, Lazard, and WCM through their relationships with the Fund, the Board noted that Causeway, Lazard, and WCM may from time to time pay for portions of meetings organized by the Fund’s distributor to educate wholesalers about the Fund. The Board considered JNAM’s assertion that those meetings do not yield a profit to the Fund’s distributor, that Causeway, Lazard, and WCM are not required to participate in the meetings, and that recommendations to hire or fire Causeway, Lazard, and WCM are not influenced by Causeway, Lazard, and WCM’s willingness to participate in the meetings.

In evaluating the benefits that may accrue to Causeway, Lazard, and WCM through their relationships with the Fund, the Board noted that Causeway, Lazard, and WCM may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust, or other clients of the Causeway, Lazard, or WCM as a result of their relationships with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Amendments.

VII.       Additional Information

Ownership of The Fund

As of March 6, 2026, there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL/William Blair International Leaders Fund (Class A)	38,971,763.521
JNL/William Blair International Leaders Fund (Class I)	31,085,591.997

As of March 6, 2026, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson National, Jackson National NY, and certain affiliated funds organized as funds-of-funds, Jackson National and Jackson National NY, through their separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of March 6, 2026, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL/William Blair International Leaders Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
JNL/JPMorgan Managed Growth Fund	1 Corporate Way Lansing, Michigan 48951	38.93%
JNL/JPMorgan Managed Moderate Growth Fund	1 Corporate Way Lansing, Michigan 48951	27.46%
JNL/JPMorgan Managed Aggressive Growth Fund	1 Corporate Way Lansing, Michigan 48951	19.46%
JNL/JPMorgan Managed Moderate Fund	1 Corporate Way Lansing, Michigan 48951	9.62%

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of March 6, 2026, no person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2025, the Fund paid no commissions to an affiliated broker.

During the fiscal year ended December 31, 2025, the Fund paid $1,483,923 in administration fees and $1,592,907 in 12b-1 fees to the Adviser and/or its affiliated persons. These services have continued to be provided since the Amendments were approved.

VIII.       Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2025, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson, a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson National. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.